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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 30, 2007

                              INSIGHT MIDWEST, L.P.
                              INSIGHT CAPITAL, INC.
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             (Exact name of registrant as specified in its charter)

        Delaware                    333-33540                  13-4079232
        Delaware                    333-3540-01                13-4079679
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    (State or other           (Commission File Number)      (I.R.S. Employer
     incorporation)                                        Identification No.)


                                 810 7th Avenue
                           New York, New York (10019)
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          (Address of principal executive offices, including zip code)


                                 (917) 286-2300
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              (Registrant's telephone number, including area code)




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             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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





Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 30, 2007, notices of redemption were issued to the holders of the 9 3/4% Senior Notes due 2009 (the "Notes") originally issued by Insight Midwest, L.P. and Insight Capital, Inc. (the "Issuers"), in accordance with the terms and conditions of the Notes. In accordance with the redemption notices, the Issuers will redeem the remaining outstanding $200 million aggregate principal amount of the Notes at a redemption price of 100.000% of the principal amount, plus accrued and unpaid interest. The aggregate redemption price, including accrued and unpaid interest, for the Notes will be approximately $204.9 million and will be paid on December 31, 2007. The Notes will be redeemed with proceeds received from the closing of the previously announced division of the Insight Midwest partnership with Comcast Corporation. On and after December 31, 2007, interest will cease to accrue on the Notes. Holders must surrender their Notes to The Bank of New York, as paying agent, to collect the redemption price applicable to their Notes.

This current report on Form 8-K contains certain forward-looking statements with respect to the plans and objectives of our company. We believe it is important to communicate management's expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in our Annual Report on Form 10-K/A for the year ended December 31, 2006, as well as any other cautionary language in our quarterly reports on Form 10-Q, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have a material adverse effect on our business plans and objectives. We do not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date that this report is filed with the SEC or to reflect the occurrence of unanticipated events, except as required by law.


Item 9.01.  Financial Statements and Exhibits.

         (a) Not applicable.

         (b) Not applicable.

         (c) Not applicable.

         (d) Exhibit:

             99.1     Press release dated  November 30, 2007.

                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    INSIGHT MIDWEST, LP



Dated: November 30, 2007            By: /s/ Elliot Brecher
                                        --------------------------------------
                                        Elliot Brecher
                                        Senior Vice President and
                                        General Counsel




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      INSIGHT CAPITAL, INC.


Dated: November 30, 2007              By:/s/ Elliot Brecher
                                         ------------------------------------
                                         Elliot Brecher
                                         Senior Vice President and
                                         General Counsel






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                                                                    Exhibit 99.1

[Insight logo]


Contact: John Coughlan|VP, Finance & Treasurer|
Insight Communications|917-286-2227

For Immediate Release


                  Insight To Redeem Remaining Outstanding Bonds


New York, NY - November 30, 2007 - Insight Communications today issued notices of redemption for all of Insight Midwest's 9 3/4 % Senior Notes due October 1, 2009 at a redemption price of $1,000 per each $1,000 principal amount of the notes and all of Insight Communications' 12 1/4 % Senior Discount Notes due February 15, 2011 at a redemption price of $1,040.83 for each $1,000 principal amount of the notes. The notes will be redeemed on December 31, 2007 with proceeds from the close of the previously announced division of the Insight Midwest partnership with Comcast Corporation.


Insight Communications is the ninth largest cable operator in the United States with approximately 1.4 million customer relationships in the four contiguous states of Illinois, Kentucky, Indiana and Ohio. Insight offers bundled, state-of-the-art video, high-speed Internet and voice telephony services to its customers.